                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

               Date of Report (Date of earliest event reported):
                               February 12, 1998



                          CENTRAL PARKING CORPORATION
             (Exact name of registrant as specified in its charter)



  Tennessee                       001-13950                     62-1052916
  ---------                       ---------                     ----------
(State or other                (Commission File                  (Employer
jurisdiction of                    Number)                    Identification
incorporation)                                                    Number)


         2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212
         -------------------------------------------------------------
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (615) 297 4255


                                 Not applicable
              ---------------------------------------------------
                        (Former name or former address,
                         if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Central Parking Corporation (the "Registrant") reports the following acquisition to inform its security holders:

         Pursuant to an Acquisition Agreement and Plan of Merger dated November 7, 1997, the Registrant acquired Kinney System Holding Corp.("Kinney"), a parking services business operating in nine states (Connecticut, Florida, Kentucky, Maryland, Massachusetts, New Hampshire, New York, Pennsylvania and Virginia) through arms-length negotiations with Kinney's shareholders, Lewis Katz and Saul Schwartz.

         The Purchase Price was approximately $225.0 million, consisting of $160.3 million in cash, $37.0 million (882,422 shares) in the Registrant's common stock, and the refinancing of $27.7 million in existing Kinney debt. In addition, the Company assumed $9.4 million in capitalized leases and paid approximately $2.6 million for certain assets purchased by Kinney after the definitive purchase agreement was signed. The purchase price is subject to adjustment based on the outcome of an audit of Kinney's February 12, 1998 balance sheet. The cash utilized in this transaction was obtained from borrowings under the Registrant's credit facility with NationsBank.

         Closing of the transaction occurred February 12, 1998. The Registrant intends to continue the acquired operations through a subsidiary. The Company has agreed to use its best efforts to cause Lewis Katz, the former chief executive officer of Kinney, to be elected to the Company's Board of Directors.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) and (b) The following financial statements and pro forma financial information are attached:

     Item 7(a). Financial Statements

          Consolidated Financial Statements for the years ended December 31,
               1994, 1995 and 1996, with independent auditors' report thereon

          Consolidated Financial Statements for the nine months ended
               September 30, 1997, with independent auditors' report thereon

     Item 7(b). Pro Forma Financial Statements

          Pro forma Condensed Consolidated Balance Sheet at December 31, 1997

          Pro forma Condensed Consolidated Statement of Earnings for the three months ended December 31, 1997 and the year ended
               September 30, 1997

     (c) Exhibits. The following are exhibits filed as a part of this Report:

     2.1 Acquisition Agreement and Plan of Merger dated as of November 7, 1997 by and between Registrant, Kinney System Holding Corp. and a subsidiary of Registrant.

     23.1 Consent of KPMG Peat Marwick LLP

     23.2 Consent of David Berdon & Co. LLP

                    KINNEY SYSTEM HOLDING CORP.

                           AND SUBSIDIARIES


                 CONSOLIDATED FINANCIAL STATEMENTS

                        FOR THE YEARS ENDED
                 DECEMBER 31, 1994, 1995 AND 1996

           KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES


                               INDEX
           YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996



INDEPENDENT AUDITORS' REPORT


CONSOLIDATED BALANCE SHEETS -
 DECEMBER 31, 1995 AND 1996                                    EXHIBIT A


CONSOLIDATED STATEMENTS OF INCOME
 AND RETAINED EARNINGS FOR THE
 YEARS ENDED DECEMBER 31, 1994,

 1995 AND 1996                                                 EXHIBIT B


CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 1994,
 1995 AND 1996                                                 EXHIBIT C


NOTES TO FINANCIAL STATEMENTS                                  1 TO 16

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of
 Kinney System Holding Corp.
 and Subsidiaries


We have audited the accompanying consolidated balance sheets of Kinney System Holding Corp. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kinney System Holding Corp. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                 /s/ David Berdon & Co. LLP
                                                 ----------------------------
                                                 David Berdon & Co. LLP



June 17, 1997 (except as to
 Note 12(c) as to which the date is
 February 4, 1998)

                                                                       EXHIBIT A
                                                                     Page 1 of 2

                          KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                                   CONSOLIDATED BALANCE SHEETS
                                        DECEMBER 31, 1995 AND 1996

                                     (AMOUNTS IN THOUSANDS)



                       ASSETS                                  1995           1996
                       ------                                 -------        -------
CURRENT ASSETS:
   Cash and cash equivalents                                  $ 3,159        $ 5,464
   Accounts and notes receivable - net of
    allowance for doubtful accounts of $985
    in 1995 and $570 in 1996                                    4,435          5,815

   Prepaid expenses and other current assets:
      Real estate taxes                                           624            861
      Rent                                                        550            336
      Other                                                        96            318

   Deferred tax asset                                             748            578
                                                              -------        -------

               TOTAL CURRENT ASSETS                             9,612         13,372
                                                              -------        -------

LONG-TERM RECEIVABLES:
   Due from New York City                                      11,643         11,083
   Other                                                          370            304
                                                              -------        -------

               TOTAL LONG-TERM RECEIVABLES                     12,013         11,387

PROPERTY, EQUIPMENT AND LEASEHOLDS - NET                       25,640         25,615

DEFERRED TAX ASSET                                              4,218          4,850

INVESTMENT IN PARKING FACILITY PARTNERSHIPS
 AND LIMITED LIABILITY COMPANY                                  5,301          5,555

NONCOMPETE AGREEMENTS (Net of accumulated
 amortization of $19 in 1995 and $138
 in 1996)                                                       1,514          1,595

SECURITY DEPOSITS AND OTHER ASSETS                              3,200          4,797
                                                              -------        -------

               TOTAL ASSETS                                   $61,498        $67,171
                                                              =======        =======




The accompanying notes are an integral part of these statements.

                                                                       EXHIBIT A
                                                                     Page 2 of 2

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                             (AMOUNTS IN THOUSANDS)

                     LIABILITIES AND
                  STOCKHOLDERS' EQUITY                          1995          1996
                  --------------------                        -------        -------
CURRENT LIABILITIES:
   Notes payable to bank                                      $ 7,175        $ 3,908
  Current portion of long-term debt                               993          1,075
   Current portion of capital lease obligation                    289            457
  Accounts payable                                                908          2,108

  Accrued liabilities:
    Insurance                                                   1,464          1,108
    Rent                                                        2,391          2,306
    Compensation                                                1,372          1,786
    Income and other taxes                                      2,962          2,915
    Other (including amounts due to related
     parties of $823 in 1995 and $385 in 1996)                  1,316          2,355

  Customer deposits                                               577            524
                                                              -------        -------

               TOTAL CURRENT LIABILITIES                       19,447         18,542
                                                              -------        -------

LONG-TERM DEBT:
   Mortgages payable - nonrecourse                              7,759         11,893
   Other long-term debt                                         1,776          1,699
                                                              -------        -------

               TOTAL LONG-TERM DEBT                             9,535         13,592
                                                              -------        -------

OTHER LONG-TERM LIABILITIES:
   Capital lease obligations                                    8,117          8,081
   Deferred rent                                                5,203          6,097
   Accrued insurance                                              465            362
   Accrued repairs                                              1,400          1,400
   Other                                                        1,027            767
                                                              -------        -------

               TOTAL OTHER LONG-TERM LIABILITIES               16,212         16,707
                                                              -------        -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (Exhibit C):
  Common stock - $.01 par value:
    Authorized - 1,000 shares; issued
       and outstanding - 100 shares

  Additional paid-in capital                                    6,304          6,304
  Retained earnings                                            10,000         12,026
                                                              -------        -------

               TOTAL STOCKHOLDERS' EQUITY                      16,304         18,330
                                                              -------        -------

               TOTAL LIABILITIES AND STOCKHOLDERS'
                EQUITY                                        $61,498        $67,171
                                                              =======        =======

The accompanying notes are an integral part of these statements.

                                                                       EXHIBIT B

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                             (AMOUNTS IN THOUSANDS)

                                                 1994          1995           1996
                                               --------      ---------      ---------
REVENUE:
   Parking                                     $ 70,093      $  84,133      $ 111,536
   Management contracts                           3,348          4,009          4,096
                                               --------      ---------      ---------

                                                 73,441         88,142        115,632
                                               --------      ---------      ---------

OPERATING COSTS AND EXPENSES:
  Cost of parking services                       59,714         75,220         99,168
  General and administrative expenses             7,964          7,463          8,251
                                               --------      ---------      ---------

                                                 67,678         82,683        107,419
                                               --------      ---------      ---------

OPERATING INCOME BEFORE DEPRECIATION
 AND AMORTIZATION                                 5,763          5,459          8,213

Depreciation and amortization                     3,819          3,700          3,603
                                               --------      ---------      ---------

OPERATING INCOME                                  1,944          1,759          4,610

Equity in net income (loss) of investments          (43)           285            588

Interest income                                   1,714          1,666          1,530

Interest expense                                 (2,759)        (3,085)        (3,115)
                                               --------      ---------      ---------

INCOME BEFORE INCOME TAXES                          856            625          3,613
                                               --------      ---------      ---------

PROVISION FOR INCOME TAXES:

   Current:
      Federal                                       481            557          1,385
      State and local                               427            487            664
                                               --------      ---------      ---------

                                                    908          1,044          2,049

   Deferred                                        (506)          (733)          (462)
                                               --------      ---------      ---------

                                                    402            311          1,587
                                               --------      ---------      ---------

NET INCOME                                          454            314          2,026

RETAINED EARNINGS - BEGINNING OF YEAR             9,232          9,686         10,000
                                               --------      ---------      ---------

RETAINED EARNINGS - END OF YEAR                $  9,686      $  10,000      $  12,026
                                               ========      =========      =========


The accompanying notes are an integral part of these statements.

                                                                       EXHIBIT C
                                                                     Page 1 of 2

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                             (AMOUNTS IN THOUSANDS)

                                                                              1994            1995          1996
                                                                            ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $     454      $     314      $   2,026

  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                               3,819          3,700          3,603
      Deferred income taxes                                                      (506)          (733)          (462)
      Equity in net (income) loss of investments                                   43           (285)          (588)
    Bad debt expense                                                            1,025            408            338
      Deferred rent                                                               399            680            894

  Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                                                        (146)          (544)        (1,618)
      Prepaid expenses and other current assets                                  (175)          (293)          (245)
      Other assets                                                               (495)          (538)           205

    Increase (decrease) in:
      Accounts payable                                                            472           (343)         1,200
      Accrued liabilities                                                         220         (1,216)           721
      Other liabilities                                                          (495)           174           (720)
                                                                            ---------      ---------      ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                       4,615          1,324          5,354
                                                                            ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of parking facilities                                            (1,048)        (2,618)        (1,878)
  Other capital expenditures                                                   (1,577)          (862)          (847)
  Decrease in long-term receivables                                               938            186            576
   (Increase) in deferred charges                                                (653)          (322)        (1,484)
   Investment in a parking facility Limited
    Liability Company and partnerships                                         (1,000)        (4,400)          (118)
   Distributions from investment in a
    Limited Liability Company                                                    --              341            452
                                                                            ---------      ---------      ---------

NET CASH (USED IN) INVESTING ACTIVITIES                                        (3,340)        (7,675)        (3,299)
                                                                            ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                                 (3,486)        (1,653)        (1,179)
   Repayment of note payable to bank                                             --             --           (3,267)
   Net (decrease) in capitalized lease obligations                               (108)          (190)          (304)
   Issuance of long-term debt                                                    --             --            5,000
   Increase in note payable to bank                                               950          6,225           --

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            (2,644)         4,382            250
                                                                            ---------      ---------      ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (1,369)        (1,969)         2,305

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                   6,497          5,128          3,159
                                                                            ---------      ---------      ---------

CASH AND CASH EQUIVALENTS - END OF YEAR                                     $   5,128      $   3,159      $   5,464
                                                                            =========      =========      =========





       The accompanying notes are an integral part of these statements.

                                                                       EXHIBIT C
                                                                     Page 2 of 2

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                             (AMOUNTS IN THOUSANDS)



                                                         1994           1995         1996
                                                       --------      ---------      ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
Interest                                               $  2,725      $   3,102      $   3,187
                                                       ========      =========      =========

Income taxes                                           $  1,164      $   1,296      $   2,204
                                                       ========      =========      =========



NONCASH FINANCING ACTIVITIES:

    The Company issued a note for $264,000 in 1994 in connection with the acquisition of assets from a parking garage management company.

    The Company issued a note for $1,473,000 in 1995 in connection with an agreement not to compete.

    Equipment was acquired in 1996 under capital lease obligations in the amount of $436,000.

    The Company issued a note for $318,000 in 1996 in connection with a lease acquisition.



        The accompanying notes are an integral part of these statements.

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  ORGANIZATION

          Kinney System Holding Corp. and subsidiaries ("the Company") are engaged primarily in the business of managing and operating parking facilities in various states.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of Consolidation

          The consolidated financial statements of the Company include the accounts of its subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated entities are carried on the equity basis. The excess of investments over the underlying net book value is being amortized over twenty years.

     (b)  Revenues

          Revenues include the parking revenues from leased and owned locations. Management contract revenues represent revenues (both fixed fees and additional payments based upon parking revenues) from facilities managed for other parties, and miscellaneous management fees for accounting, insurance and other ancillary services. Parking and management contract revenues are recognized when earned.

          Total managed, leased, and owned parking revenues, representing gross revenues processed by the Company, including the revenues of facilities managed by the Company for other parties, was approximately $143,914,000, $176,611,000 and $200,449,000, for the years ended
          December 31, 1994, 1995 and 1996, respectively.

     (c)  Cash and Cash Equivalents

          For the purpose of the statement of cash flows, the Company considers short-term investments with an original maturity of three months or less to be cash equivalents.

     (d)  Property, Equipment and Leaseholds

          Property, equipment and leaseholds are recorded at cost. Property and equipment are being depreciated over their estimated useful lives on the straight-line method over periods ranging from three to forty years. Leasehold interests, including related lease acquisition costs, are amortized over the lives of the leases. Leasehold improvements are being amortized over the shorter of the useful life of the asset or the remaining life of the lease.

          Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease.

      (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (e)  Deferred Rent

          Deferred rent at December 31, 1995 and 1996 reflects the effect of straight-lining of rent payments over the lives of the leases.

     (f)  Noncompete Agreements

          Noncompete agreements are amortized by the use of the straight-line method over the estimated lives of the agreements.

     (g)  Investment in Parking Facility Partnerships and Limited Liability
          Company

          Investment in general, limited partnerships and a limited liability company are accounted for using the equity method of accounting. The financial results of the Company's partnerships and limited liability company are accounted for under the equity method and are included in equity in net income (loss) of investments in the accompanying consolidated statements of income and retained earnings.

     (h)  Impairment of Long-lived Assets

          The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

     (i)  Use of Estimates in Financial Statement Presentation

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1995 and 1996, and the reported amounts of revenues and expenses during each of the three years in the period ended December 31, 1996. Actual results could differ from those estimates.



     (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (j)  Preopening Expense and Computer Software Development Costs

          The direct and incremental costs of hiring and training personnel associated with the opening of new parking facilities and the internal development costs associated with computer software are expensed as incurred.

     (k)  Income Taxes

          The Company files a consolidated federal income tax return with its subsidiaries. The Company uses the asset and liability method to account for deferred income taxes. Deferred taxes result from the recognition of the effect of timing differences in reporting transactions for financial and tax purposes, primarily the straight-lining of rent, depreciation, allowance for doubtful accounts, and the treatment of leases.


NOTE 3 - PROPERTY TRANSACTIONS

     (a) The Company obtained a judgment of foreclosure on March 24, 1994, as a result of the default by Bronx Boulevard Associates under its mortgage with the Company. As a result of the foreclosure, the property was sold on September 13, 1994 for $1,200,000. The Company recognized a loss of $752,000, which is reflected in general and administrative expenses in the accompanying statements of income, in 1994.

     (b) In September 1994, the Company purchased an operating parking lot in Manhattan for $350,000 in cash.

     (c) In October 1994, the Company purchased a condominium operating garage unit in a residential cooperative corporation in Manhattan for $962,500. The Company paid $12,500 in cash and received financing for $950,000 in connection with this purchase (see Notes 7 and 8).

     (d) In November 1994, the Company purchased assets from a parking garage management company ("Seller"). These assets include fixed assets, a leased location and the right to manage approximately 55 locations. The purchase price was $414,828, of which $150,000 was paid in cash and the Company issued a promissory note for the remaining balance of $264,828 (see Note 8). In connection with the purchase, the Company entered into various employment and/or consulting agreements with employees of the Seller (see Note 12(b)).

     (e) In April 1995, the Company purchased a condominium operating garage unit in a residential cooperative corporation in Manhattan for $1,150,000. The Company paid $150,000 in cash and received financing for $1,000,000 in connection with this purchase (see Notes 7 and 8).

     (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - PROPERTY TRANSACTIONS (Continued)

     (f) In August 1995, the Company purchased two parking garages and lot and a vacant building in Manhattan for $1,400,000. The Company paid $175,000 in cash and received financing for $1,225,000 in connection with this purchase (see Notes 7 and 8).

     (g) In connection with a lease agreement dated November 1, 1995 for a Manhattan location, the Company entered into an agreement not to compete for $1,533,426 with an affiliated company of the lessor for a period equal to the term of the lease (November 1, 1995 through November 30, 2008). The Company paid $60,000 in cash and the Company issued a promissory note in the amount of $1,473,426 for the agreement not to compete. The promissory note is cancelable if the Company is not in possession and all rent is paid through date of occupancy (see
          Note 8).

     (h) In 1996, the Company purchased two condominium operating garage units in Manhattan for $1,875,000. The Company paid $375,000 in cash and received financing for $1,500,000 in connection with these purchases (see Note 8).


NOTE 4 - LONG-TERM RECEIVABLES

          Pursuant to agreements between the Company and the City of New York ("City"), the Company built two parking garages on behalf of the City, substantially funded with proceeds of nonrecourse mortgages. The Company then entered into a long-term management agreement to operate the parking facilities. The amount expended on these parking garages is being repaid by the City in monthly installments of $156,000 through December 2007, including interest computed at 11.5%. The long-term receivable at December 31, 1995 and 1996 amounts to $11,643,000 and $11,083,000, respectively, net of a current portion of $499,000 and $560,000, respectively.

          The mortgages, which are secured by a pledge of the Company's interest in the agreement with the City, may be prepaid, with premium; however, if the prepayment occurs because of the cancellation of certain other agreements to which the City is a party, then no prepayment premium shall be due and payable. The mortgages payable, which are included in long-term debt (Note 8), bear interest at a rate of approximately 9.2% and mature in 2004.

          Interest income earned during the years ended December 31, 1994, 1995 and 1996 on the aforementioned receivable amounted to $1,473,000, $1,425,000 and $1,371,000, respectively.

          Other long-term receivables principally consists of receivables primarily related to lease transactions.

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - INVESTMENT IN PARKING FACILITY PARTNERSHIPS AND LIMITED LIABILITY
         COMPANY

     (a) During 1994, the Company acquired 40% and 38% limited partnership interests in two partnerships, Cromwell Louisville Associates, LP ("Louisville") and Cromwell Silver Towers Group, L.P. ("Silver Towers"), for $250,000 and $750,000, respectively. The stockholders of the Company also have interests in these partnerships. The Company has guaranteed certain liabilities of Louisville and Silver Towers, amounting to $250,000 and $400,000, respectively. The following is unaudited summary information of the financial position and results of operations for the partnerships as of December 31, 1995 and 1996 and for the three years ended December 31, 1996:




                                Louisville                    Silver Towers
                        ---------------------------     ------------------------
                           1995            1996           1995        1996
                        -----------     -----------     ----------    ----------
Assets                  $ 3,771,000     $ 3,601,000     $1,490,000    $1,666,000
                        ===========     ===========     ==========    ==========


Liabilities             $ 4,312,000     $ 4,300,000     $1,432,000    $1,384,000
Partners' capital
 (deficit)                 (541,000)       (699,000)        58,000       282,000
                        -----------     -----------     ----------    ----------

   Total liabilities
    and partners'
    capital
    (deficit)           $ 3,771,000     $ 3,601,000     $1,490,000    $1,666,000
                        ===========     ===========     ==========    ==========


                         1994          1995          1996          1994       1995       1996
                      ---------     ---------     ---------     --------    --------    --------
Revenues              $ 435,000     $ 404,000     $ 414,000     $510,000    $747,000    $577,000
Operating expenses      165,000       181,000       146,000      293,000     419,000     162,000
Interest expense        290,000       240,000       285,000      151,000     133,000     134,000
                      ---------     ---------     ---------     --------    --------    --------

                        (20,000)      (17,000)      (17,000)      66,000     195,000     281,000

Depreciation            141,000       142,000       142,000       47,000      47,000      47,000
                      ---------     ---------     ---------     --------    --------    --------

   Net (loss)
    income            $(161,000)    $(159,000)    $(159,000)    $ 19,000    $148,000    $234,000
                      =========     =========     =========     ========    ========    ========

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - INVESTMENT IN PARKING FACILITY PARTNERSHIPS AND LIMITED LIABILITY COMPANY (Continued)

     (b) In April 1995, the Company purchased a 40% interest in a limited liability company, 12 West 48th Street, LLC, that owns and operates a garage and two adjacent commercial buildings in Manhattan, for $4,400,000. The Company paid $400,000 in cash and received financing of $4,000,000 from a bank (see Note 7). The following is summary information of the financial position and results of operations of the Limited Liability Company as of December 31, 1995 and 1996 and for the years then ended:

                                            1995               1996
                                        -----------        -----------
Assets                                  $10,820,000        $10,969,000
                                        ===========        ===========

Liabilities                             $    81,000        $   359,000
Members' capital                         10,739,000         10,610,000
                                        -----------        -----------

   Total liabilities and
    Members' capital                    $10,820,000        $10,969,000
                                        ===========        ===========

Revenues                                $ 1,501,000        $ 2,083,000
Operating expenses                          696,000            818,000
                                        -----------        -----------

                                            805,000          1,265,000
Depreciation                                216,000            344,000
                                        -----------        -----------

   Net income                           $   589,000        $   921,000
                                        ===========        ===========

NOTE 6 -  PROPERTY, EQUIPMENT AND LEASEHOLDS

          Property, equipment and leaseholds as of December 31, 1995 and 1996 consist of the following:

                                              1995             1996
                                          -----------      -----------
Land                                      $ 2,903,000      $ 4,097,000
Parking garages
 and improvements                           1,514,000        2,290,000
Machinery and
 equipment                                  4,937,000        5,399,000
Leasehold interests                        39,497,000       39,381,000
Leasehold improvements                      6,697,000        6,958,000
Property and equipment under
 capital leases                             7,635,000        8,071,000
                                          -----------      -----------

                                           63,183,000       66,196,000
Less, accumulated
 depreciation
 and amortization                          37,543,000       40,581,000
                                          -----------      -----------

                                          $25,640,000      $25,615,000
                                          ===========      ===========

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 -  NOTES PAYABLE TO BANK

          During 1994 and 1995, the Company purchased two condominium garages on East 63rd Street and East 69th Street, a parking garage and lot complex on West 37th Street, and in addition, acquired a 40% membership interest in a limited liability company that owns and operates a garage and commercial building on West 48th Street. All of the properties are in Manhattan. These investments were funded by cash and through short-term financing of $7,175,000 received from a bank.

          As of December 31, 1995 and 1996, promissory notes in the amounts of $7,175,000 and $3,908,000, respectively, were payable in connection with the aforementioned acquisitions. The notes bear interest at prime and 1% above the bank's prime rate. The average interest rate for the year ended December 31, 1995 and 1996 was 10% and 9.45%, respectively. The interest rate at the end of December 31, 1995 and 1996 was 9.5% and 9.25%, respectively. Interest is paid monthly and principal was payable at $33,000 per month. The notes are secured by the capital stock of the Company and all its subsidiaries. In 1997, the Company used the proceeds from bank borrowings to repay the notes (Note 16(b)).


NOTE 8 -  LONG-TERM DEBT

          Long-term debt at December 31, 1995 and 1996 consists of the following:

                                            1995                 1996
                                        -----------        -----------
Mortgage payable to
 bank                                   $      --          $ 5,000,000
Mortgage payable on
 parking facilities                       8,502,000          7,759,000
Note payable - Agreement
 Not To Compete                           1,462,000          1,414,000
Note payable to Seller                      226,000               --
Other                                       338,000            494,000
                                        -----------        -----------

                                         10,528,000         14,667,000

Less, current portion                       993,000          1,075,000
                                        -----------        -----------

                                        $ 9,535,000        $13,592,000
                                        ===========        ===========

          Mortgage payable to bank, for various parking garages, is payable monthly through December 2003. The interest being charged is the commercial paper rate, as defined, plus 4%.

          The mortgage payable on parking facilities bears interest at a rate of 9.2%, with monthly payments of $124,587 through January 2004.

          (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 -  LONG-TERM DEBT (Continued)

          In 1995, in connection with an agreement not to compete as described in Note 3(g), the Company issued a promissory note for $1,473,426. The note bears interest at 8.5% per annum. Principal and interest are due monthly until the maturity date of November 1, 2008. The loan may be prepaid in whole or in part together with accrued interest, upon no less than 10 days' prior written notice to the lender.

          As per an agreement entered into, in connection with the purchase of a parking company, the note payable to Seller, was subject to reduction as an offset to purchase price in the event Base Gross Profit, as defined, was not achieved. In 1995 and 1996, the Base Gross Profit was not achieved, and, thus, the loan was reduced to zero, and the purchase price was reduced by approximately $208,000.

          Other long-term debt consists of a note payable to the former owners of a parking company acquired in 1986 (one of which is a stockholder of the Company) and notes payable for a lease acquisition. The note payable to former owners of a parking company acquired bears interest at 1% per annum above prime and is payable monthly through 1998. The note payable for a lease acquisition bears interest at 6.2% and is payable quarterly through October 2011.

          Aggregate annual maturities of long-term debt are as follows:

        1997                                            $1,075,000
        1998                                            $1,087,000
        1999                                            $1,139,000
        2000                                            $1,247,000
        2001                                            $1,366,000
        Thereafter                                      $8,753,000

NOTE 9 -      OBLIGATIONS UNDER CAPITAL LEASES

              The Company leases certain facilities and equipment, which are classified as capital leases. Obligations under these capital leases, which are principally for a garage, amounted to $8,538,000 as of December 31, 1996, are as follows:


        1997                                            $ 1,884,000
        1998                                              1,959,000
        1999                                              2,161,000
        2000                                              2,225,000
        2001                                              2,260,000
        2002 and thereafter                               4,561,000
                                                         ----------

                Total minimum payments due               15,050,000

        Amount representing interest                      6,512,000

        Present value of net minimum lease payments       8,538,000

        Current portion                                    (457,000)

        Long-term portion of capital
         lease obligation                               $ 8,081,000
                                                        ===========


       (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 9 -  OBLIGATIONS UNDER CAPITAL LEASES (Continued)

          Interest expense relating to the aforementioned capital leases amounted to $1,503,000, $1,477,000 and $1,450,000 for the years ended
          December 31, 1994, 1995 and 1996.


NOTE 10 - RELATED PARTY TRANSACTIONS

          As of December 31, 1995 and 1996, $823,000 and $385,000, respectively, are due to related entities in which a stockholder of the Company has an interest. These amounts, which are included in other accrued liabilities in the accompanying balance sheets, bear interest ranging from the prime rate (8.5% at year ended December 31, 1995 and 8.25% at year ended December 31, 1996) to 10%. Interest expense relating to the aforementioned liabilities for the years ended December 31, 1994, 1995 and 1996, amounted to approximately $89,000, $57,000 and $21,000, respectively.


NOTE 11 - RETIREMENT PLANS

     (a) Certain union employees are covered under multiemployer defined benefit plans administered by unions. Amounts charged to pension expense and contributions made to these plans were approximately $316,000, $289,000 and $375,000 in 1994, 1995 and 1996, respectively.

          The Multiemployer Pension Plan Amendments Act of 1980 imposes certain liabilities upon employers associated with multiemployer plans who withdraw from such a plan, or upon termination of said plan. The Company has not received information from the plan's administrators to determine its share of unfunded vested benefits, if any, nor has it undertaken to terminate, withdraw or partially withdraw from the plan.

     (b) Effective January 1, 1994, the Company adopted a 401(k) plan, which allows eligible employees (as defined in the plan) to defer a portion of their salary. Contributions from participants are limited to 15% of their annual salary. The Company may make matching contributions to the plan. The actual percentage will be determined by the Company. For the years ended December 31, 1994, 1995 and 1996, the Company has made no matching contributions.

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - COMMITMENTS

     (a) The Company leases land, buildings and equipment, substantially for parking facilities. These leases expire at various dates through 2101. Some leases provide for the renewal of the lease arrangement, as defined, at specified dates. Certain of these leases require payment of rent contingent upon the achievement of certain levels of gross receipts from the operations of the facility, and also require adjustments to rent for the Company's share of certain costs and expenses of the landlord.

          Rent expense, net of sublease rental income under such leases for the years ended December 31, 1994, 1995 and 1996, is as follows:

                               1994               1995               1996
                               ----               ----               ----
     Minimum rentals        $ 21,123,000      $ 26,309,000      $ 40,219,000
     Contingent rentals       11,681,000        15,599,000        15,346,000

     Less, sublease
      rental income           (1,645,000)       (2,328,000)       (2,544,000)
                            ------------      ------------      ------------

                            $ 31,159,000      $ 39,580,000      $ 53,021,000
                            ============      ============      ============

          The aggregate future minimum rental commitments, under noncancelable operating leases, as of December 31, 1996, are as follows:

          1997                                      $ 38,855,000
          1998                                        36,022,000
          1999                                        25,183,000
          2000                                        23,083,000
          2001                                        22,130,000
          Thereafter                                 181,754,000

             Total minimum lease payments            327,027,000

          Less, sublease rentals                       9,658,000

             Net minimum lease payments             $317,369,000

     (b)  In connection with the purchase of certain assets, as described in
          Note 3(d), the Company is committed under employment and consulting agreements with various employees through April 30, 2000. These agreements can be terminated and certain payments adjusted based upon certain events (as defined).

     (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - COMMITMENTS (Continued)

     (b)  (continued)

          The aggregate future minimum payments under employment and consulting agreements, as of December 31, 1996, are approximately as follows:


                  1997                                $125,000
                  1998                                 100,000
                  1999                                  98,000
                  2000                                  30,000
                                                      --------
                        Total                         $353,000
                                                      ========


          Payroll and consulting fees expense, relating to the aforementioned agreements, for the years ended December 31, 1994, 1995 and 1996, amounted to $57,000, $363,000 and $305,000, respectively.

     (c) Subsequent to the previously issued December 31, 1996, 1995 and 1994 financial statements, which included the balance sheets for each of the three years, management determined that they were obligated for repairs to a leased facility, pursuant to a 1991 settlement agreement with the owner of the facility. Management, which has estimated the cost at approximately $1,400,000, intends to perform the required repairs in 1998. The aforementioned financial statements were previously restated and reissued to reflect the correction of this error. The result of this correction was a $785,000 reduction in retained earnings and stockholders' equity as of January 1, 1994.


NOTE 13 - CONTINGENCIES

     (a) The Company has been named as a defendant in several lawsuits. In the opinion of management, after consulting with counsel, the Company does not believe it is liable under these actions, and any liability resulting from their ultimate outcome will not have a materially adverse effect on the financial position of the Company.

     (b) Several of the Company's subsidiaries are currently being audited by the City of New York for New York City Commercial Rent and Occupancy Taxes. Management believes that adequate provision has been made for any potential assessments.

     (c) Certain of the Company's tax returns are currently under audit by various state agencies. Management believes that the results of these audits will not have a materially adverse effect on the financial position of the Company.

     (d) At December 31, 1996, the Company was contingently liable under letters of credit totaling approximately $3,541,000, of which $100,000 is to a related party.

     (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - CONTINGENCIES (Continued)

     (e) During the regular course of business, there have been asserted and unasserted claims against the Company, a portion of which is not covered by insurance. In the opinion of management, after consulting with counsel, an adequate provision has been made to cover settlement of any claims to the extent not covered by insurance and the ultimate outcome of such claims will not have a materially adverse effect on the financial statements.

     (f) The Company has guaranteed 50% of a loan of an affiliated entity. As of December 31, 1996, the amount guaranteed by the Company was approximately $465,000.


NOTE 14 - CONCENTRATION OF CREDIT RISK

          At December 31, 1995 and 1996, the Company had a significant concentration of cash on deposit with two financial institutions.


NOTE 15 - INCOME TAXES

          The effective tax rates for 1994, 1995 and 1996 were 47.0%, 50.2% and 43.9%, respectively, which vary from the statutory federal income tax rate of 34.0%. The difference is accounted for as follows:

                                                            As a Percent of Earnings
                                                                  Before Taxes

                                                           1994      1995       1996
                                                          ----       ----       ----
     Statutory federal income
      tax rates                                           34.0%      34.0%      34.0%

     Increase (decrease) in tax rates resulting from:
        State and local income
         taxes, net of federal
         income tax benefit                               14.6       16.8       10.2
        (Tax-exempt income)/
         nondeductible items -
         net                                              (1.6)       (.6)       (.3)
                                                          ----       ----       ----

     Effective tax rate                                   47.0%      50.2%      43.9%
                                                          ====       ====       ====

    (continued)

                  KINNEY SYSTEM HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - INCOME TAXES (Continued)

          Significant components of the Company's deferred tax assets and liabilities are as follows:

                                        1995             1996
                                    -----------      -----------
     Deferred tax assets:
        Deferred rents              $ 2,250,000      $ 2,637,000
        Capitalized leases            2,084,000        2,165,000
        Repairs and maintenance         615,000          615,000
        Insurance                       485,000          482,000
        Bad debt                        604,000          247,000
                                    -----------      -----------

                                      6,038,000        6,146,000
                                    -----------      -----------

     Deferred tax liabilities:
        Depreciation and
         amortization                (1,052,000)        (684,000)
        Other                           (20,000)         (34,000)
                                    -----------      -----------

                                     (1,072,000)        (718,000)
                                    -----------      -----------

     Net deferred tax assets          4,966,000        5,428,000

     Current net deferred tax
      assets                            748,000          578,000
                                    -----------      -----------

     Noncurrent Net Deferred
      Tax Assets                    $ 4,218,000      $ 4,850,000
                                    ===========      ===========


NOTE 16 - SUBSEQUENT EVENTS

     (a) In February 1997, the Company acquired various leases and management agreements in the Washington, D.C. area. Each location has a separate lease or management agreement with various expiration dates. The Company paid $727,033 in cash and issued a promissory note for $1,880,565. The note is self-amortizing, bears interest at 7.5%, and requires quarterly installments through 2005. There are negotiations in process for the acquisition of additional leases, which would require a cash payment and an increase in the promissory note.

     (b) In May 1997, the Company entered into a loan agreement with Fleet Bank, N.A. ("Fleet"), whereby Fleet agreed to provide the Company with loans and credit facilities of up to $24.25 million, primarily for the acquisition of parking properties. At the Company's option, the revolving loans may be converted to long-term facilities of up to 7 years. The interest which will be charged is based on the lower of the prime rate or the Eurodollar Rate ("LIBOR"), plus 2%.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                               September 30, 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Kinney System Holding Corp.
    and Subsidiaries:


We have audited the accompanying consolidated balance sheet of Kinney System Holding Corp. and subsidiaries as of September 30, 1997, and the related consolidated statements of earnings and retained earnings and cash flows for the nine months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kinney System Holding Corp. and subsidiaries at September 30, 1997, and the results of their operations and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles.




February 4, 1998
New York, New York

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                               September 30, 1997

                    (amounts in thousands except share data)

                                     ASSETS
Current assets:
    Cash and cash equivalents                                            $ 4,453
    Management accounts receivable, net                                    3,717
    Accounts and current portion of notes receivable,
       net of allowance for doubtful accounts of $570                      3,212
    Prepaid expenses and other current assets                              1,483
    Deferred tax asset (note 12)                                           1,185
    Due from stockholder (note 10)                                         2,861
                                                                         -------

                  Total current assets                                    16,911
                                                                         -------

Long-term notes and other receivables, less current portion (note 3):
    Due from New York City                                                10,619
    Other                                                                    298
                                                                         -------

                  Total long-term receivables                             10,917
                                                                         -------

Property, equipment and leaseholds - net (notes 2, 4, 7 and 8)            27,408
Deferred tax assets (note 12)                                              5,169
Investment in limited liability companies and partnerships (note 5)       10,254
Security deposits and other assets                                         6,706
                                                                         -------

                                                                         $77,365
                                                                         =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt (note 7)                           $ 2,309
    Current portion of capital lease obligations (note 8)                    831
    Accounts payable                                                       3,497
    Accrued liabilities (note 9)                                          12,304
    Customer deposits                                                        593
                                                                         -------

                  Total current liabilities                               19,534
                                                                         -------

Long-term debt, excluding current portion (notes 6 and 7)                 21,667
Capital lease obligations, excluding current portion (note 8)              8,569
Deferred rent                                                              6,977
Other                                                                        461
                                                                         -------

                  Total liabilities                                       57,208
                                                                         -------

Stockholders' equity:
    Common stock par value $0.01. Authorized 1,000 shares,
       issued and outstanding 100 shares                                      --
    Additional paid-in capital                                             6,304
    Retained earnings                                                     13,853
                                                                         -------

                  Total stockholders' equity                              20,157
                                                                         -------

Commitments and contingencies (notes 2, 5, 6, 8, 11, 13 and 14)          $77,365
                                                                         =======


See accompanying notes to consolidated financial statements.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

            Consolidated Statement of Earnings and Retained Earnings

                      Nine months ended September 30, 1997

                             (amounts in thousands)


Parking revenue                                                        $ 99,980
                                                                       --------

Costs and expenses (note 8):
    Cost of parking                                                      85,088
    General and administrative                                           10,997
                                                                       --------

                  Total costs and expenses                               96,085
                                                                       --------

Operating earnings                                                        3,895
                                                                       --------

Other income (expenses):
    Equity in earnings of partnerships and limited liability
       companies (note 5)                                                   781
    Interest income                                                       1,130
    Interest expense                                                     (2,598)
                                                                       --------
                                                                           (687)

                  Earnings before income taxes                            3,208
                                                                       --------

Income tax expense (benefit) (note 12):
    Current                                                               2,307
    Deferred                                                               (926)
                                                                       --------

                  Net earnings                                            1,827

Retained earnings at January 1, 1997                                     12,026
                                                                       --------

Retained earnings at September 30, 1997                                $ 13,853
                                                                       ========



See accompanying notes to the consolidated financial statements.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                      Nine months ended September 30, 1997

                             (amounts in thousands)

Cash flows from operating activities:
    Net earnings                                                                               $ 1,827
    Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation and amortization                                                             3,046
       Deferred income taxes                                                                      (926)
       Equity in earnings of limited liability companies and partnerships                         (781)
       Loss on property closures and condemnations                                                 779
       Deferred rent
                                                                                                   880
       Changes in assets and liabilities:
          Increase in management and other accounts receivable                                  (1,114)
          Decrease in prepaid expenses and other current assets                                     32
          Increase in security deposits and other assets                                          (566)
          Increase in due from stockholder                                                      (2,861)
          Increase in accounts payable                                                           1,389
          Increase in accrued liabilities                                                        1,434
          Decrease in other liabilities                                                         (1,597)
                                                                                               -------

                  Total adjustments                                                               (285)
                                                                                               -------

                  Net cash provided by operating activities                                      1,542
                                                                                               -------

Cash flows from investing activities:
    Acquisition of leases and management agreements                                               (971)
    Acquisition of property and equipment                                                         (838)
    Repayment received on notes receivable                                                         470
    Investment in limited liability companies and partnerships                                  (4,233)
    Distributions from limited liability companies                                                 315
                                                                                               -------

                  Net cash used in investing activities                                         (5,257)
                                                                                               -------

Cash flows from financing activities:
    Repayment of long-term debt                                                                 (4,861)
    Borrowings under long-term debt                                                              8,058
    Payment of financing costs                                                                    (126)
    Payments of capitalized lease obligations                                                     (367)
                                                                                               -------

                  Net cash provided by financing activities                                      2,704
                                                                                               -------

                  Net decrease in cash and cash equivalents                                     (1,011)

Cash and cash equivalents as of January 1, 1997                                                  5,464
                                                                                               -------

Cash and cash equivalents as of September 30, 1997                                             $ 4,453
                                                                                               =======

Supplemental disclosures of cash flow information:
    Cash paid during the nine months for:
       Interest                                                                                $ 2,500
                                                                                               =======

       Income taxes                                                                            $ 2,113
                                                                                               =======

Noncash financing activities:
    The Company issued a note for $2,204 in connection with acquisition of various leases and management agreements (see note 2)

    Equipment was acquired pursuant to capital lease agreements in the amount of $1,229 (see note 8)

See accompanying notes to the consolidated financial statements.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                               September 30, 1997



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      ORGANIZATION

                  Kinney System Holding Corp. and subsidiaries ("the Company") are engaged in the business of managing and operating parking facilities in various states, primarily in the northeastern United States.

                  The consolidated financial statements of the Company include the financial statements of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

         (b)      REVENUES

                  Revenues include parking revenues from leased and owned locations. Revenues also include management contract revenues which represent revenues (both fixed fees and additional payments based upon parking revenues) from facilities managed for other parties, and management fees primarily for accounting and insurance services. Parking and management contract revenues are recognized when earned.

         (c)      CASH AND CASH EQUIVALENTS

                  For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include cash on hand, in banks and short-term, highly liquid investments with original maturities of three months or less. At September 30, 1997, the Company had cash equivalents of $3,903,682.

         (d)      PROPERTY, EQUIPMENT AND LEASEHOLDS

                  Property, equipment and leaseholds are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, generally three to forty years. Leasehold interests, including related lease acquisition costs, are amortized over the lives of the related leases. Property and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset.

         (e)      INVESTMENTS IN LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

                  Investments in limited liability companies and partnerships are accounted for using the equity method of accounting. The Company has entered into agreements to operate parking garages through either general partnerships, limited liability companies or limited partnerships. The financial results of the Company's investments are included in the equity in earnings partnerships and limited liability companies in the accompanying consolidated statement of earnings and retained earnings. The difference between the Company's investment and the underlying net equity of such entities is amortized over the estimated recovery period.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(1), CONTINUED

         (f)      LEASE TRANSACTIONS AND RELATED BALANCES

                  The Company accounts for operating lease obligations on a straight-line basis. Contingent or percentage payments are recognized when operations indicate such amounts will be payable. Lease obligations paid in advance are included in prepaid expenses. The difference between actual lease payments and straight-line lease expense over the lease term is included in deferred rent in the accompanying balance sheet.

         (g)      IMPAIRMENT OF LONG-LIVED ASSETS

                  The Company accounts for asset impairment under the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (h)      INCOME TAXES

                  The Company files a consolidated Federal income tax return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (i)      USE OF ESTIMATES IN FINANCIAL STATEMENT PRESENTATION

                  Management of the Company has made certain estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(2)      ACQUISITION

         During 1997, the Company acquired various leases and management agreements from a parking garage company ("Seller") in the Washington, D.C. area. The acquisition included 18 leased locations and the right to manage 3 additional locations. The purchase price was $3,175,000, of which $971,000 was paid in cash, and a note was issued for the remaining balance of $2,204,000 (see note 7).

         The purchase price of the locations is subject to increase by an additional amount of up to $1,000,000 if certain performance criteria are met during the next eight years. In the opinion of management, based on the current performance of the locations, no additional accrual is currently required, and accordingly, no additional liability has been reflected in the accompanying consolidated financial statements.


(3)      NOTES RECEIVABLE

         In 1973, the Company built two parking garages on behalf of the City of New York (the "City") which were substantially funded with proceeds of two notes payable (see note 7). The Company also entered into a long-term management agreement to operate the parking garages. Amounts advanced for the construction of the garages were recorded as a note receivable and are being repaid by the City in monthly installments of $156,000 including interest at 11.5% through December 2007. The note receivable at September 30, 1997 was $11,228,760, including the current portion of $609,764. The notes payable are secured by a pledge of the Company's interest in the agreement with the City.

         Other long-term receivables of $298,000 are primarily related to lease transactions.


(4)      PROPERTY, EQUIPMENT AND LEASEHOLDS

         Property, equipment, leaseholds and accumulated depreciation and amortization consist of the following:

                  Land                                                      $ 4,141,000
                  Parking garages and improvements                            2,345,000
                  Machinery and equipment                                     5,332,000
                  Leasehold interests                                        41,663,000
                  Leasehold improvements                                      7,148,000
                  Property and equipment under capital leases (note 8)        9,300,000
                                                                            -----------
                                                                             69,929,000

                  Less accumulated depreciation and amortization             42,521,000
                                                                            -----------

                                                                            $27,408,000
                                                                            ===========

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(5)      INVESTMENT IN LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

         (a)      LIMITED LIABILITY COMPANIES

                  In April 1995, the Company purchased a 40% interest in a limited liability company, 12 West 48th Street, LLC, that owns and operates a garage and two adjacent commercial buildings in Manhattan, for $4,400,000. The Company paid $400,000 in cash and received financing of $4,000,000 from a bank (see note 6) for the remainder. The following is summary information regarding 12 West 48th Street, LLC as of September 30, 1997:

                      Assets                                            $ 11,596,052
                                                                        ============

                      Liabilities                                            377,052
                      Members' capital                                    11,219,000
                                                                        ------------

                               Total liabilities and members' capital   $ 11,596,052
                                                                        ============

                      Revenues                                             2,172,245
                      Operating expenses                                    (746,485)
                      Depreciation                                           (56,631)
                                                                        ------------

                               Net income                               $  1,369,129
                                                                        ============

                  In August 1997, the Company and an unrelated company formed a limited liability company, SK Travel, LLC ("SK Travel"), to own and operate an airplane. Each company initially contributed $4,175,000 (see note 6) and equally share in the ownership. In September 1997, the Company advanced an additional $55,000 to cover 50% of SK Travel's operating expenses. Subsequent to September 30, 1997, additional capital contributions of $574,000 were also made by the Company. At September 30, 1997, the airplane owned by SK Travel was not yet operational. The following is summary information regarding SK Travel as of September 30, 1997:

                      Assets                                            $ 8,350,000
                                                                        ===========

                      Members' capital                                  $ 8,350,000
                                                                        ===========

                      Revenues                                                   --
                      Operating expenses                                   (109,367)

                               Net loss                                 $  (109,367)
                                                                        ===========

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(5), CONTINUED

         (b)      LIMITED PARTNERSHIPS

                  The Company owns 40% and 43% limited partnership interests in Cromwell Louisville Associates, LP ("Louisville") and Cromwell Silver Towers Group, LP ("Silver Towers"), respectively. These entities operate parking garages. The stockholders of the Company also have interests in these partnerships. The Company has guaranteed certain liabilities of Louisville and Silver Towers amounting to $250,000 and $400,000, respectively. The following is unaudited summary information regarding the partnerships as of September 30, 1997:

                                                               (unaudited)
                                                                         Silver
                                                        Louisville        Towers
                                                        ----------        ------
                      Assets                            $ 3,494,914      1,290,970
                                                        ===========    ===========

                      Liabilities                         4,145,777      1,395,862
                      Partners' deficit                    (650,863)      (104,892)
                                                        -----------    -----------

                                Total liabilities and
                                   partners' deficit    $ 3,494,914      1,290,970
                                                        ===========    ===========

                      Revenues                              359,419        628,137
                      Operating expenses                   (153,217)      (322,341)
                      Interest expense                     (201,264)       (93,213)
                      Depreciation                         (106,500)       (35,250)
                                                        -----------    -----------

                      Net (loss) income                 $  (101,562)       177,333
                                                        ===========    ===========

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(5), CONTINUED

         (c)      PARTNERSHIPS

                  The Company owns a 50% partnership interest in Spectrum Parking Associates ("Spectrum") that leases parking facilities located in Philadelphia, PA. The Company has guaranteed certain liabilities of Spectrum amounting to approximately $392,000. The following is summary information regarding the partnership as of September 30, 1997:

                      Assets                                              $ 2,445,064
                                                                          ===========

                      Liabilities                                           1,996,227
                      Partners' capital                                       448,837
                                                                          -----------

                               Total liabilities and  partners' capital   $ 2,445,064
                                                                          ===========

                      Revenues                                              4,702,993
                      Operating expenses                                   (4,424,236)
                      Interest expense                                        (46,303)
                      Depreciation                                            (31,323)
                                                                          -----------

                               Net income                                 $   201,131
                                                                          ===========


(6)      LOAN AGREEMENT

         In June 1997, the Company entered into a loan agreement with Fleet Bank, N.A. ("Fleet") which provides for a revolving line of credit of up to $15 million, letters of credit of up to $5 million, and a term loan of $4.25 million to be used for the Company's investment in SK Travel (see notes 5(a) and 7). Portions of the revolving line of credit can be converted to term loans. At September 30, 1997, the Company had borrowed approximately $3,808,000, payable in June 2000, under the revolving line of credit. This amount was used to repay an outstanding loan used to finance the Company's investment in 12 West 48th Street, LLC. The line of credit pays interest monthly at the lower of prime or LIBOR plus 2% (8.5% at September 30, 1997). The loan agreement is secured by the outstanding shares of common stock of the Company and its subsidiaries.

         The loan agreement with Fleet contains certain financial covenants which require maintenance of specified levels of tangible net worth, debt service coverage, debt to cash flow and liabilities to tangible net worth, as defined, in addition to other nonfinancial covenants. At September 30, 1997, the Company was not in compliance with certain of these covenants, but the Company obtained a waiver from Fleet effective through September 30, 1998 for its noncompliance.

         At September 30, 1997, the Company was contingently liable under letters of credit pursuant to agreements with Fleet totaling approximately $5,575,000.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued


(7)      LONG-TERM DEBT

         Long-term debt at September 30, 1997 consists of the following:

                  Note payable, due June 2000, with interest at LIBOR plus 2%
                     (8.5% at September 30, 1997) payable
                     monthly (see note 6)                                                     $ 3,808,000

                  Term loan payable in monthly installments of $70,833, plus interest of 4% above the commercial rate (8.5% at September
                     30, 1997)
                     through August 2002 (see note 6)                                           4,179,000

                  Note payable, due in monthly
                     installments of $43,685, including interest at 4% above the commercial rate (8.5% at September 30, 1997) with final
                     payment of $4,500,000 due
                     December, 2003, secured by various parking garages                         4,966,000

                  Notes payable, due in monthly
                     installments of $124,587, including interest at 9.2%,
                     through January 2004, secured by the Company's
                     agreement with the City (see note 3)                                       7,155,000

                  Note payable, due in quarterly principal installments of
                     $91,826, through February 2000, and $55,096 from March 2000 through March 2005, plus
                     interest of 7.5% (see note 2)                                              2,020,000


                  Note payable for an agreement not to compete, due in monthly installments of $14,393, including interest at 8.5%,
                     through November 2008. The note is cancelable if the
                     related lease agreement terminates
                     and all rent is paid through termination of occupancy                      1,367,000

                  Other notes payable                                                             481,000
                                                                                              -----------
                                                                                               23,976,000

                  Less current portion                                                          2,309,000
                                                                                              -----------

                                                                                              $21,667,000
                                                                                              ===========

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(7), CONTINUED

         Other notes payable consist of various notes including a note payable to the former owners of a parking company acquired in 1986 (one of whom is a stockholder of the Company) and note payable for a lease acquisition. A $87,000 note payable to the former owners of the parking company acquired bears interest at 1% per annum above prime (9.25% at September 30, 1997) and is payable monthly through June 1998. A $302,000 note payable for a lease acquisition bears interest at 6.2% and is payable quarterly through October 2011.

         Aggregate annual maturities of long-term debt at September 30, 1997 are as follows:

                  1998                                        $ 2,309,000
                  1999                                          2,426,000
                  2000                                          6,170,000
                  2001                                          2,405,000
                  2002                                          2,468,000
                  Thereafter                                    8,198,000
                                                              -----------

                                                              $23,976,000
                                                              ===========


(8)      LEASES

         The Company is obligated under various capital leases for buildings and equipment that expire at various dates through 2003.

         At September 30, 1997, the amount of buildings and equipment and related accumulated amortization recorded under capital leases was $9,300,000 and $4,981,000, respectively.

         The Company also leases land, buildings and equipment, primarily for parking facilities, under noncancelable operating leases that expire at various dates through 2101. Some leases contain renewal options. Certain leases require payment of contingent rent based upon achieving certain levels of gross receipts from the related facility's operations as well as adjustments to rent for the Company's share of certain costs and expenses of the landlord.

         Rent expense, net of sublease rental income for the nine months ended September 30, 1997, is as follows:

                      Minimum rentals                             $32,575,000
                      Contingent rentals                           13,633,000
                                                                  -----------
                                                                   46,208,000
                      Less sublease rental income                     720,000
                                                                  -----------

                      Rent expense                                $45,488,000
                                                                  ===========

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(8), CONTINUED

         Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of September 30, 1997 are:

                                                                                  Capital            Operating
        Year ending September 30                                                  Leases              Leases
        ------------------------                                                  ------              ------
                1998                                                           $ 2,273,000           41,559,000
                1999                                                             2,419,000           30,564,000
                2000                                                             2,479,000           27,565,000
                2001                                                             2,528,000           26,528,000
                2002                                                             2,524,000           25,144,000
                Thereafter                                                       2,866,000          188,811,000
                                                                               -----------          -----------

                           Total minimum lease payments                         15,089,000          340,171,000
                                                                                                    ===========

                Less amounts representing interest (at rates
                   ranging from 10% to 17%)                                      5,689,000
                                                                               -----------

                Present value of net minimum capital
                   lease payments                                                9,400,000
                                                                               -----------

                Less current portion of capital lease
                   obligations                                                     831,000
                                                                               -----------

                Obligations under capital leases,
                   excluding current portion                                   $ 8,569,000
                                                                               ===========

         The Company expects to receive an aggregate of approximately $11,905,000 under sublease agreements through 2013.


(9)      ACCRUED LIABILITIES

         At September 30, 1997, accrued liabilities included the following:

                Rent                                                 $ 2,449,000
                Income and other taxes                                 2,802,000
                Compensation                                           1,630,000
                Extraordinary repairs and maintenance (note 13d)       1,400,000
                Insurance                                              1,130,000
                Other                                                  2,893,000
                                                                     -----------

                                                                     $12,304,000
                                                                     ===========

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(10)     RELATED PARTY TRANSACTIONS

         At September 30, 1997, $99,000 is due to related entities in which a stockholder of the Company has an interest. This amount, which is included in other accrued liabilities and other long-term liabilities in the accompanying consolidated balance sheet, bears interest at 1% above the prime rate (9.5% at September 30, 1997).

         The $2,861,000 due from stockholder relates to professional fees incurred in anticipation of the sale of the Company (see note 14) and bears interest at 6% per annum and is payable on demand.

         During the nine months ended September 30, 1997, $112,500 has been paid to a stockholder under a consulting agreement.


(11)     RETIREMENT PLANS

         (a) Certain union employees are covered under multiemployer defined benefit plans administered by unions. The amount charged to pension expense and contributions made to these plans was approximately $842,000 for the nine months ended September 30, 1997.

                  The Multiemployer Pension Plan Amendments Act of 1980 imposes certain liabilities upon employers associated with multiemployer plans who withdraw from such a plan, or upon termination of said plan. The Company has not received information from the plan's administrators to determine its share of unfunded vested benefits, if any, nor has it undertaken to terminate, withdraw or partially withdraw from the plan.

         (b) Effective January 1, 1994, the Company adopted a 401(k) plan, which allows eligible employees (as defined in the plan) to defer a portion of their salary. Contributions from participants are limited to 15% of their annual salary. The Company may make matching contributions to the plan. The actual percentage will be determined by the Company. For the nine months ended September 30, 1997, the Company made no matching contributions.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(12)     INCOME TAXES

         Income tax expense (benefit) consists of the following for the nine months ended September 30, 1997:

                Current:
                   Federal                          $ 1,560,000
                   State                                747,000
                                                    -----------

                                                      2,307,000
                                                    -----------
                Deferred:
                   Federal                             (626,000)
                   State                               (300,000)
                                                    -----------

                                                       (926,000)
                                                    -----------

                                                    $ 1,381,000
                                                    ===========

         A reconciliation between actual income taxes and amounts computed by applying the Federal statutory tax rate to earnings before income taxes is summarized as follows:

                                                                                  As a percentage
                                                                                    of earnings
                                                                                    before taxes
                                                                                    ------------
                Federal statutory tax rate on earnings before
                   income taxes                                       $1,091,000       34.0%

                Increase in tax rates resulting from:
                      State and local income taxes,
                          net of Federal income tax benefit              296,000        9.2
                      Other, net                                          (6,000)      (0.2)
                                                                      ----------       ----

                Income tax expense                                    $1,381,000       43.0%
                                                                      ==========       ====

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued


(12), CONTINUED

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 1997 are as follows:

              Deferred tax assets:
                 Deferred rent                                     $3,017,000
                 Capital leases                                     2,405,000
                 Accrued insurance                                    640,000
                 Other accrued liabilities                            615,000
                 Allowance for bad debts                              247,000
                                                                   ----------
                                                                    6,924,000

              Deferred tax liabilities:
                 Property, equipment and leaseholds                  (456,000)
                 Other                                               (114,000)
                                                                   ----------

                                                                     (570,000)
                                                                   ----------

                                 Net deferred tax assets           $6,354,000
                                                                   ==========

         Management believes that, more likely than not, the results of operations will generate sufficient taxable income to realize deferred tax assets.

(13)     COMMITMENTS AND CONTINGENCIES

         (a)      LEGAL MATTERS

                  The Company has been named as a defendant in various lawsuits. In the opinion of management, after consulting with counsel, the Company does not believe that any liability resulting from their ultimate outcome will have a materially adverse effect on the financial position, results of operations, or liquidity of the Company.

                  During the regular course of business, there have been asserted and unasserted claims against the Company, a portion of which is not covered by insurance. In the opinion of management, after consulting with counsel, adequate provision has been made to cover settlement of any claims to the extent not covered by insurance and the ultimate outcome of such claims will not have a materially adverse effect on the financial position, results of operations, or liquidity of the Company.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                  Consolidated Financial Statements, Continued



(13), CONTINUED

         (b)      COMMERCIAL RENT AND OCCUPANCY TAXES

                  Several of the Company's subsidiaries are currently being audited by the City of New York for New York City commercial rent and occupancy taxes. Management believes that adequate provision has been made for any potential assessments.

         (c)      STATE TAXES

                  Certain of the Company's state income tax returns are currently under audit by various state agencies. Management believes that the results of these audits will not have a materially adverse effect on the financial position, results of operations, or liquidity of the Company.

         (d)      ACCRUED REPAIRS AND MAINTENANCE

                  The Company has accrued certain amounts related to extraordinary repairs and maintenance for a parking facility which is operated under a capital lease. The Company has estimated its liability to be $1,400,000; however, negotiations with the landlord have not been finalized. Because the repairs and maintenance are expected to be completed in 1998, the related liabilities are included in accrued liabilities in the accompanying consolidated balance sheet.

         (e)      UNION CONTRACTS

                  Approximately 46% of the Company's labor force is employed under union contracts. Accordingly, it is possible that such contracts could impact the Company's growth and results from operations in the future.


(14)     SUBSEQUENT EVENTS

         In November 1997, the stockholders of the Company entered into a contract to sell all of the common stock of the Company to an unrelated party. In connection therewith, the Company has entered into agreements with various employees wherein the employees may be entitled to a combination of retention, severance, and success payments if certain conditions are met.

         The total estimated cost of these payments is approximately $4,500,000. At September 30, 1997, twenty-five percent of the retention payments, approximately $200,000 had been paid and reflected in the accompanying consolidated financial statements. The remaining $600,000 of retention payments were accrued at September 30, 1997 and subsequently paid. The success payments are discretionary and payable upon the closing of a sale of the Company. Severance payments become payable if and when the employee is terminated.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial information of the Company is based on (a) the historical consolidated financial results of the Company, (b) the historical financial statements of Civic Parking, LLC ("Civic"), (c) the historical consolidated financial statements of Square Industries, Inc.,("Square"), (d) the historical financial statements of Car Park Corporation ("Car Park"), (e) the historical consolidated financial statements of Diplomat Parking corporation ("Diplomat"), and (f) the historical consolidated financial statements of Kinney.

     The historical consolidated balance sheet of the Company as of December 31, 1997 presents the consolidated financial position of the Company on such date. The historical consolidated balance sheet of Kinney represents the consolidated financial position of Kinney as of September 30, 1997. Kinney's fiscal year ends December 31. The unaudited pro forma consolidated balance sheet as of December 31, 1997 assumes that the Kinney acquisition had occurred on December 31, 1997.

     The historical statement of earnings information for the year ended September 30, 1997 reflects (a) the historical results of operations of the Company for its fiscal year then ended, (b) the historical results of operations of Civic for the three month period ended December 31, 1996, (c) the historical results of operations of Square for the three month period ended December 31, 1996 and the period January 1 through January 17, 1997, (d) the historical results of operations of Car Park for the period October 1, 1996 through May 29, 1997, (e) the historical results of Diplomat for the twelve month period ending September 30, 1997, and (f) the historical results of Kinney for the twelve month period ending September 30, 1997. The historical statement of earnings for the quarter ended December 31, 1997 reflects the historical results of operations of the Company for the first quarter of its fiscal 1998 and the historical results of Kinney for the quarter ended September 30, 1997. The unaudited pro forma statement of earnings was prepared assuming that the acquisitions were consummated on October 1, 1996.

     The unaudited pro forma consolidated financial information has been prepared based on the historical financial statements of the Company and the acquired entities, reclassified as necessary to conform with the presentation used in the consolidated financial statements of the Company, and gives effect to (a) the acquisitions under the purchase method of accounting, based on preliminary allocations of the respective purchase prices with respect to the Diplomat and Kinney acquisitions, (b) the financing of the acquisitions, (c) certain estimated operational and financial combination benefits which are a direct result of the Square and Kinney acquisitions, and (d) the assumptions and adjustments which are deemed appropriate by management of the Company and which are described in the accompanying notes to the pro forma consolidated financial information.

     This pro forma consolidated financial information may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. Such pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto.

                          CENTRAL PARKING CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                (ALL DOLLAR AMOUNTS ARE EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)


                                                                                             Effects of
                                                                                               Kinney
                                                                        Historical         Acquisition and      Pro Forma
                                                                        ----------             Related         Consolidated
                                                                  Company         Kinney      Financing          Totals
                                                                 ---------      ---------  ---------------     ------------
                          Assets

Current assets:
    Cash and cash equivalents                                    $  13,288      $   4,453     $      --         $  17,741
    Management accounts receivable                                  11,164          3,717            --            14,881
    Accounts and current portion of notes receivable - other         4,790          3,212            --             8,002
    Prepaid expenses                                                11,314          1,483            --            12,797
    Deferred income taxes                                              981          1,185            --             2,166
    Due from stockholder                                                --          2,861        (2,861)(A)            --
                                                                 ---------      ---------     ---------         ---------
                     Total current assets                           41,537         16,911        (2,861)           55,587

Investments, at amortized cost                                       4,825             --            --             4,825
Notes receivable, less current portion:                             16,402             --            --            16,402
    Due from New York City                                              --         10,619         2,100 (B)        12,719
    Other                                                               --            298            --               298
Property, equipment, and leasehold improvements, net                80,177         27,408         7,676 (B)       115,261
Contract rights, net                                                 4,807             --            --             4,807
Goodwill, net                                                       51,584             --       207,724 (B)       259,308
Investment in partnerships and joint ventures                       50,189         10,254        (5,181)(A)        61,684
                                                                                                  6,422 (B)
Deferred income taxes                                                   --          5,169            --             5,169
Other assets                                                         7,223          6,706         1,309 (D)        15,238
                                                                 ---------      ---------     ---------         ---------
                                                                 $ 256,744      $  77,365     $ 217,189         $ 551,298
                                                                 =========      =========     =========         =========

              Liabilities and Shareholders' Equity

Current liabilities:
    Current portion of long-term debt                            $   1,292      $   2,309     $    (978)(D)     $   2,623
    Current portion of capital lease obligations                        --            831            --               831
    Accounts payable                                                26,586          3,497            --            30,083
    Accrued expenses                                                12,042         12,304          (140)(D)        27,206
                                                                                                  3,000 (B)
    Management accounts payable                                      9,928             --            --             9,928
    Income taxes payable                                             3,690             --            --             3,690
    Other current liabilities                                           --            593            --               593
                                                                 ---------      ---------     ---------         ---------
                     Total current liabilities                      53,538         19,534         1,882            74,954

Long-term debt, less current portion                                86,899         21,667       193,023 (D)       301,589
Capital lease obligations, less current portion                         --          8,569            --             8,569
Other liabilities                                                    5,293            461            --             5,754
Deferred income taxes                                                5,693             --         5,441 (C)        11,134
Deferred compensation                                                3,118             --            --             3,118
Deferred rent                                                           --          6,977            --             6,977
                                                                 ---------      ---------     ---------         ---------
                     Total liabilities                             154,541         57,208       200,346           412,095

Shareholders' equity:
    Common Stock                                                       263             --             9 (B)           272
    Additional paid-in capital                                      33,050          6,304        30,687 (B)        70,041
    Foreign currency translation adjustment                            271             --            --               271
    Retained earnings                                               69,172         13,853       (13,853)(B)        69,172
    Deferred compensation on restricted stock, net                    (553)            --            --              (553)
                                                                 ---------      ---------     ---------         ---------
                     Total shareholders' equity                    102,203         20,157        16,843           139,203
                                                                 ---------      ---------     ---------         ---------
                                                                 $ 256,744      $  77,365     $ 217,189         $ 551,298
                                                                 =========      =========     =========         =========


    See accompanying notes to pro forma consolidated financial information.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED STATEMENTS OF EARNINGS
                         Year ended September 30, 1997
     (All dollar amounts are expressed in thousands, except per share data)
                                  (Unaudited)

                                                                              (1)            (2)
                                                                            Combined       Combined
                                                             Company       Historical     Pro Forma    Pro Forma       Diplomat
                                                            Historical    Acquisitions   Adjustments  Consolidated    Historical
                                                            ----------    ------------   -----------  ------------    ----------
Revenues:
   Parking                                                    180,885        26,281        (2,448)      204,718        17,699

   Management contracts                                        42,091            17            --        42,108         1,217
                                                              -------        ------        ------       -------        ------
      Total revenues                                          222,976        26,298        (2,448)      246,826        18,916

Costs and expenses:
   Cost of parking                                            159,904        21,379        (1,336)      179,947        15,864
   Cost of management contracts                                11,793            --            --        11,793           131
   Amortization of goodwill and noncompete agreements             920            --           439         1,359            --
   Acquisition costs                                               --         2,864        (2,864)           --            --
   General and administrative                                  22,506         2,896        (1,434)       23,968         7,095
                                                              -------        ------        ------       -------        ------
      Total costs and expenses                                195,123        27,139        (5,195)      217,067        23,090

                                                              -------        ------        ------       -------        ------
   Operating earnings (loss)                                   27,853          (841)        2,747        29,759        (4,174)

Other income (expenses):
   Interest income                                              1,842             2          (283)        1,561            18
   Interest expense                                            (4,582)         (805)         (881)       (6,268)           --
   Net gains (losses) on sales of property and equipment        3,137            --            --         3,137            --
   Equity in partnership and joint venture earnings             4,163            --           513         4,676            --
   Write-off of assets                                             --          (964)          612          (352)         (205)
                                                              -------        ------        ------       -------        ------
     Earnings (loss)  before income taxes                      32,413        (2,608)        2,708        32,513        (4,361)

Income tax expense                                             12,207            68           134        12,409           233
                                                              -------        ------        ------       -------        ------
   Net earnings (loss)                                         20,206        (2,676)        2,574        20,104        (4,594)
                                                              =======        ======        ======       =======        ======

Basic earnings per common share                               $  0.78
                                                              =======
Diluted earnings per common share                             $  0.77
                                                              =======

Weighted average shares-basic                                  25,991
                                                              =======
Weighted average shares-diluted                                26,330
                                                              =======




                                                              Pro Forma       Pro Forma      Kinney       Pro Forma       Pro Forma
                                                             Adjustments    Consolidated   Historical    Adjustments    Consolidated
                                                             -----------    ------------   ----------    -----------    ------------
Revenues:
   Parking                                                         --          222,417       120,909            --          343,326

   Management contracts                                            --           43,325         5,755            --           49,080

                                                               ------          -------       -------       -------          -------
      Total revenues                                               --          265,742       126,664            --          392,406

Costs and expenses:
   Cost of parking                                                 --          195,811        98,334           167 (N)      294,312
   Cost of management contracts                                    --           11,924         3,976            --           15,900
   Amortization of goodwill and noncompete agreements             810 (K)        2,169            --         6,924 (O)        9,093
   Acquisition costs                                               --               --            --            --               --
   General and administrative                                  (4,969)(L)       26,094        16,305        (5,588)(E)       37,428
                                                                                                               320 (P)
                                                                                                               297 (Q)
                                                               ------          -------       -------       -------          -------
      Total costs and expenses                                 (4,159)         235,998       118,615         2,120          356,733

                                                               ------          -------       -------       -------          -------
   Operating earnings (loss)                                    4,159           29,744         8,049        (2,120)          35,673

Other income (expenses):
   Interest income                                                 --            1,579         1,519          (210)(R)        2,888
   Interest expense                                              (888)(M)       (7,156)       (3,373)      (10,337)(S)      (20,866)
   Net gains (losses) on sales of property and equipment           --            3,137          (818)           --            2,319
   Equity in partnership and joint venture earnings                --            4,676         1,003          (119)(T)        5,560
   Write-off of assets                                             --             (557)           --            --             (557)
                                                               ------          -------       -------       -------          -------
     Earnings (loss)  before income taxes                       3,271           31,423         6,380       (12,786)          25,017

Income tax expense                                               (343)(G)       12,299         2,802        (2,535)(U)       12,566

                                                               ------          -------       -------       -------          -------
   Net earnings (loss)                                          3,614           19,124         3,578       (10,251)          12,451
                                                               ======          =======       =======       =======          =======

Basic earnings per common share                                                                                              $ 0.46
                                                                                                                            =======
Diluted earnings per common share                                                                                            $ 0.46
                                                                                                                            =======

Weighted average shares-basic                                                                                                26,874
                                                                                                                            =======
Weighted average shares-diluted                                                                                              27,212
                                                                                                                            =======


     See accompanying notes to pro forma consolidated financial information

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                      Three months ended December 31, 1997
     (All dollar amounts are expressed in thousands, except per share data)
                                  (Unaudited)



                                                             Company        Kinney       Pro Forma       Pro Forma
                                                            Historical    Historical    Adjustments    Consolidated
                                                            ----------    ----------    -----------    ------------
Revenues:
   Parking                                                    59,005        32,472            --           91,477

   Management contracts                                       12,184         1,438            --           13,622
                                                             -------        ------        ------         --------
      Total revenues                                          71,189        33,910            --          105,099

Costs and expenses:
   Cost of parking                                            51,895        27,108            42 (A)       79,045
   Cost of management contracts                                3,252         1,001            --            4,253
   Amortization of goodwill and noncompete agreements            562            --         1,731 (B)        2,293
   General and administrative                                  6,676         3,489        (2,334)(C)        7,980
                                                                                              80 (D)
                                                                                              69 (E)
                                                             -------        ------        ------         --------
      Total costs and expenses                                62,385        31,598          (412)          93,571

                                                             -------        ------        ------         --------
   Operating earnings (loss)                                   8,804         2,312           412          11,528

Other income (expenses):
   Interest income                                               497           382           (53)(F)          826
   Interest expense                                           (1,411)         (915)       (2,512)(G)       (4,838)

   Net gains(losses) on sales of property and equipment            2           (50)           --              (48)
   Equity in partnership and joint venture earnings            1,207           424           (26)(H)        1,605
                                                             -------        ------        ------         --------
     Earnings (loss)  before income taxes                      9,099         2,153        (2,179)           9,073

Income tax expense                                             3,457           859          (194)(I)        4,122
                                                             -------        ------        ------         --------
   Net earnings (loss)                                         5,642         1,294        (1,985)           4,951
                                                             =======        ======        ======         ========

Basic earnings per common share                              $  0.22                                     $   0.18
                                                             =======                                     ========
Diluted earnings per common share                            $  0.21                                     $   0.18
                                                             =======                                     ========

Weighted average shares
                -basic                                        26,042                                       26,925
                                                             =======                                     ========
                -diluted                                      26,482                                       27,364
                                                             =======                                     ========


     See accompanying notes to pro forma consolidated financial information

                           CENTRAL PARKING CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial information presents the pro forma consolidated financial condition of Central Parking Corporation as of December 31, 1997 and the pro forma consolidated results of operations for the three months ended December 31, 1997 and the fiscal year ended September 30, 1997.

      On December 31, 1996, the Company acquired for cash 100% of the ownership units in Civic Parking, LLC, a Missouri limited liability company ("Civic"). In April, 1997, the Company sold 50% of its investment in Civic. On January 18, 1997, the Company completed the acquisition of Square Industries, Inc., a New York corporation ("Square"), through a cash tender offer for all the outstanding shares of common stock of Square. On May 29, 1997, the Company acquired the assets and related leases of Car Park Corporation ("Car Park"). On October 1, 1997, the Company purchased the common stock of Diplomat Parking Corporation ("Diplomat"). The Company's historical consolidated balance sheet at December 31, 1997 reflects the acquired net assets and effects of financing of Civic, Square, Car Park, and Diplomat. On February 12, 1998, the Company completed its acquisition of Kinney System Holding Corp. ("Kinney"). The Company's accompanying pro forma consolidated balance sheet includes the acquired net assets and effects of the related financing, as if Kinney had been acquired on December 31, 1997. The accompanying pro forma consolidated statements of earnings reflect the pro forma results of operations of the Company, as adjusted, as if each of the acquisitions had occurred on October 1, 1996.

PRO FORMA CONSOLIDATED BALANCE SHEET

The acquisition of Kinney has been accounted for as a purchase. The aggregate purchase price and the allocation of such purchase price to the acquired net assets, based upon preliminary purchase price allocations, are as follows (in $000s):

Purchase price for common stock of Kinney...........      $ 225,000
Purchase price for acquisitions by Kinney of
   partnership interest ............................          2,596
Transaction costs ..................................          2,000
                                                          ---------

Total acquisition cost .............................      $ 229,596

Assets not acquired ................................          8,042
Elimination of stockholders' equity acquired .......        (20,157)
Property, plant and equipment write-up
   to estimated fair values ........................         (3,971)
Investment in limited liability corporation
   write-up to estimated fair value  ...............         (3,826)
Recognize favorable lease rights ...................         (3,705)
Note receivable write-up to fair value .............         (2,100)
Fair value of partnership interest acquired by
   Kinney between September 30, 1997 and
   acquisition date ................................         (2,596)
Recognize estimated severance costs ................          1,000
Recognize net deferred tax liabilities related to
   write-up of assets to fair value ................          5,441
                                                          ---------

         Excess of cost over net assets
              acquired (goodwill) ..................      $ 207,724
                                                          =========

The goodwill will be amortized on a straight-line basis over 30 years. The estimated life of 30 years was selected by management after consideration of various factors, including the nature of the assets acquired, the terms of the acquired management contracts and garage leases, the expected renewal rate of such contracts and the historical renewal rate (93%) of the Company's contracts, the relatively stable operating history of the acquired owned parking facilities, the competitive environment and the relative stable nature of the industry in which the acquired business operates.

The adjustments reflected in the pro forma consolidated balance sheet are as follows:

         (A) To eliminate assets not acquired in connection with the purchase. The assets not acquired include the due from stockholder of $2,861,000 and certain limited partnership interests of $5,181,000.

         (B) To record the purchase of Kinney based on the preliminary allocation of the purchase price based upon estimates of fair value of the assets and liabilities acquired as set forth above, including (i) the write-up of property, plant and equipment of $3,971,000, (ii) the write-up of certain limited partnership interests to recognize the fair value of the underlying property, plant and equipment of $3,826,000, (iii) the recognition of favorable lease rights of $3,705,000, (iv) the write-up of notes receivable of $2,100,000, (v) the recognition of partnership interests acquired of $2,596,000 during the period after the historical balance sheet and before the acquisition date, (vi) the recording of transaction costs of $2,000,000, (vii) the recording of severance costs of $1,000,000, (viii) the elimination of Kinney's equity, (ix) the issuance of $37,000,000 of the Company's common stock as part of the purchase price consideration, and (x) the recording of the resultant $207,724,000 in goodwill.

         (C) To record deferred tax liabilities resulting from the write-up of assets for financial reporting purposes.

         (D) To record the net increase in debt incurred to finance the acquisition and the related impact to deferred financing costs. Accrued interest of $140,000 was also written off in connection with the retirement of the Kinney debt.

PRO FORMA CONSOLIDATED STATEMENTS OF  EARNINGS


     Year ended September 30, 1997

         (1) The historical financial results of the Combined Acquisitions presented in the unaudited pro forma consolidated statement of earnings for the year ended September 30, 1997 are as follows (in $000s):

                                                      Square             Civic           CarPark          Combined
                                                    Historical         Historical       Historical      Acquisitions
                                                  10/1/96-1/17/97    10/1-12/31/96     10/1-5/29/97      Historical
                                                  ---------------    -------------     ------------      ----------
Revenues:
    Parking ................................           22,298             2,448             1,535           26,281
    Management contracts ...................               --                --                17               17
                                                      -------           -------           -------          -------
         Total revenues ....................           22,298             2,448             1,552           26,298

Costs and expenses:
    Cost of parking ........................           18,763             1,313             1,303           21,379
    Cost of management contracts ...........               --                --                --               --
    Amortization of goodwill and
          noncompete agreements ............               --                --                --               --
    Acquisition costs ......................            2,864                --                --            2,864
    General and administrative .............            2,654               173                69            2,896
                                                      -------           -------           -------          -------
         Total costs and expenses ..........           24,281             1,486             1,372           27,139

                                                      -------           -------           -------          -------
         Operating earnings (loss) .........           (1,983)              962               180             (841)

Other income (expenses):
    Interest income ........................               --                 2                --                2
    Interest expense .......................              203            (1,008)               --             (805)
    Write-off of assets ....................             (964)               --                --             (964)
                                                      -------           -------           -------          -------
         Earnings (loss) before income taxes           (2,744)              (44)              180           (2,608)

Income tax expense .........................               68                --                --               68

                                                      -------           -------           -------          -------
          Net earnings (loss) ..............           (2,812)              (44)              180           (2,676)
                                                      =======           =======           =======          =======

         (2) The Combined Pro Forma Adjustments for the year ended September 30, 1997 are as follows (in $000s):

                                                         Square          Civic         Car Park      Combined
                                                       Pro Forma       Pro Forma      Pro Forma      Pro Forma
                                                      Adjustments     Adjustments    Adjustments    Adjustments
                                                      -----------     -----------    -----------    -----------
Revenues:
                                                                        (2,393)(H)
    Parking ........................................         --            (55)(I)         --         (2,448)
    Management contracts ...........................         --             --             --             --
                                                         ------         ------         ------         ------
         Total revenues ............................         --         (2,448)            --         (2,448)

Costs and expenses:
                                                                        (1,195)(H)
     Cost of parking ...............................        (23)(A)        (85)(A)         --         (1,336)
                                                                           (33)(I)
    Amortization of goodwill and
         noncompete agreements .....................        302 (B)         --            137 (B)        439
    Acquisition costs ..............................     (2,864)(C)         --             --         (2,864)
    General and administrative .....................        (97)(D)                        --         (1,434)
                                                                          (173)(H)
                                                         (1,164)(E)
                                                         ------         ------         ------         ------
         Total costs and expenses ..................     (3,846)        (1,486)           137         (5,195)
                                                         ------         ------         ------         ------
    Operating earnings (loss) ......................      3,846           (962)          (137)         2,747

Other income (expenses):
    Interest income ................................         --           (283)(J)         --           (283)
    Interest expense ...............................     (1,357)(F)        586 (F)       (110)(F)       (881)
    Equity in partnership and joint venture earnings         --            513 (H)         --            513
    Write-off of assets ............................        612(D)          --             --            612
                                                         ------         ------         ------         ------
         Earnings (loss) before income taxes .......      3,101           (146)          (247)         2,708


Income tax expense .................................        180(G)         (72)(G)         26 (G)        134
                                                         ======         ======         ======         ======
         Net earnings (loss) .......................      2,921            (74)          (273)         2,574
                                                         ======         ======         ======         ======


The adjustments reflected in the pro forma consolidated statements of earnings are as follows in:

Year ended September 30, 1997:

            (A) To reflect the net change in depreciation resulting from the fair value adjustments and changes in estimated asset lives.

            (B) To record amortization of goodwill and noncompete agreements using 25 and 5 year lives, respectively.

            (C) To eliminate the effect of acquisition costs reflected in Square's historical results of operations which were directly related to Square's sale to the Company.

            (D) To eliminate the effect of Square's (i) scheduled amortization of deferred expenses and financing costs, and (ii) write-off of $612,000 of deferred financing costs directly related to the acquisition.

            (E) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated in connection with the Square and Kinney acquisitions.

            (F) To reflect interest on acquisition-related borrowings. Interest is calculated at an average rate of 6.75%.

            (G) To record estimated federal and state income taxes at a combined rate of 37.7%.

            (H) To reflect the elimination of 100% ownership of Civic as a result of the sale of a 50% interest to Equity Office Holdings-St. Louis Parking, LLC and to record a 50% joint venture interest as equity in partnership and joint venture earnings.

            (I) To eliminate the revenues and expenses related to a bus lot not acquired, but included in the historical financial statements of Civic for the period October 1 through December 31, 1996.

            (J) To reflect a decrease in income earned on cash investments used for purposes of the acquisition of Civic.

            (K) To record amortization of goodwill and noncompete agreements using 25 and 5 year lives, respectively.

            (L) To eliminate the effect of expense related to compensatory stock options granted to a Diplomat stockholder directly related to the acquisition of Diplomat by the Company.

            (M) To reflect interest on Diplomat acquisition-related borrowings. Interest is calculated at an average rate of 7%.

            (N) To reflect the net change in depreciation resulting from the fair value adjustments.

            (O) To reflect amortization of goodwill using a 30 year life.

            (P) To reflect expense associated with the five-year consulting contracts with the former shareholders of Kinney.

            (Q) To reflect amortization of the deferred financing fees over the five year term of the related acquisition debt. Amortization of deferred financing fees related to debt that was repaid at closing is removed.

            (R) To reflect amortization of the adjustment to fair value on note receivable due from New York City over remaining ten year term of the note.

            (S) To reflect interest expense on acquisition-related borrowings. Interest is calculated at a rate of 6.875%. Interest expense on debt repaid at closing is removed.

            (T) To eliminate the effect of losses from equity in partnership earnings for partnerships that were not transferred in the acquisition of Kinney and to record amortization over a 30 year period relating to the $3,826,000 purchase accounting write-up on the investment in unconsolidated subsidiary acquired.

            (U) To record estimated federal and state income taxes at Kinney's statutory rate of 43.25%.



Quarter ended December 31, 1997

            (A) To reflect the net change in depreciation resulting from the fair value adjustments.

            (B) To record amortization of goodwill using a 30 year life.

            (C) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated in connection with the Kinney acquisition.

            (D) To reflect expense associated with the five-year consulting contracts with the former shareholders of Kinney.

            (E) To reflect amortization of the deferred financing fees over the five year term of the related acquisition debt. Amortization of deferred financing fees related to debt that was repaid at closing is removed.

            (F) To reflect amortization of the adjustment to fair value on note receivable due from New York City over remaining 10 year term of the note.

            (G) To reflect interest on acquisition-related borrowings. Interest is calculated at an average rate of 6.875%.

            (H) To eliminate the effect of losses from equity in partnership earnings for partnerships that were not transferred in the acquisition of Kinney and to record goodwill amortization over a 30 year period relating to the $3,826,000 purchase accounting write-up on the investment in unconsolidated subsidiary acquired.

            (I) To record estimated federal and state income taxes at a combined statutory rate of 43.25%.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CENTRAL PARKING CORPORATION



                                        By: /s/ Stephen A. Tisdell
                                            ----------------------------------
                                            Stephen A. Tisdell
                                            Chief Financial Officer




Date:    February 17, 1998

                                 Exhibit Index

Exhibit No.
----------
  2.1          Acquisition Agreement and Plan of Merger dated as of
               November 7, 1997 by and between Registrant, Kinney System Holding
               Corp. and a subsidiary of Registrant.*


  23.1         Consent of KPMG Peat Marwick LLP

  23.2         Consent of David Berdon & Co. LLP

*A copy of the exhibit index to the Acquisition Agreement and Plan of Merger has been included. The exhibits have been omitted but Registrant shall furnish supplementally a copy of any omitted exhibit to the Commission upon request.